Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Golden Health Holdings, Inc. (the “Company”) on Form 10-KSB/A3 for the period ended September 30, 2005 filed with the Securities and Exchange Commission (the “Report”), we, Kam Lau, Chief Executive Officer of the Company, and Shit Yin Wong, Chief Financial Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Kam Lau
Chief Executive Officer
March 12, 2007

Shit Yin Wong
Chief Financial Officer
March 12, 2007